UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 24, 2025

RUBRIK, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-42028 (Commission File Number)	46-4560494 (I.R.S. Employer Identification Number)

3495 Deer Creek Road, Palo Alto, California 94304
(Address of principal executive offices and zip code)

(844) 478-2745
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.000025 par value	RBRK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.
On June 24, 2025, Rubrik, Inc. (the “Company”) agreed to acquire Predibase, Inc. (“Predibase”). Following the acquisition, Predibase will be a wholly owned subsidiary of the Company. Predibase’s securityholders have the option to receive their consideration for the acquisition in cash or shares of the Company’s Class A common stock. At the signing of the acquisition, certain Predibase securityholders representing approximately 77% of the consideration for the acquisition elected to receive their consideration in shares of the Company’s Class A common stock, equal to 1,371,810 shares. Between approximately 77% and 90% of the consideration for the acquisition will be payable in shares of the Company’s Class A common stock, based on the elections of the remaining Predibase securityholders. As a result, upon consummation of the acquisition, the Company expects to issue up to an additional 230,575 shares of its Class A common stock, subject to certain customary adjustments. Certain portions of the consideration for the acquisition (both cash and shares of the Company’s Class A common stock) will be held back by the Company to secure the indemnification obligations of certain Predibase securityholders. The issuance of shares pursuant to the merger agreement for the acquisition will be made solely to accredited investors, and thus in reliance on one or more exemptions or exclusions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), including Section 4(a)(2) of the Securities Act, Regulation D promulgated under the Securities Act, and Regulation S promulgated under the Securities Act, and the exemption from qualification under applicable state securities laws.
Item 5.07 Submission of Matters to a Vote of Security Holders.
On June 25, 2025, the Company held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders (1) elected each of the Company’s nominees for Class I director and (2) ratified the appointment by the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2026. The final results with respect to each proposal are set forth below.
Proposal One – Election of Directors
The stockholders elected each of the two nominees named below as Class I directors to hold office until the 2028 annual meeting of stockholders and their successors are duly elected and qualified, or until their earlier death, resignation or removal. The results of such vote were:

Nominee	For	Withheld	Broker Non-Votes
John W. Thompson	1,401,417,337	36,659,730	38,034,086
Yvonne Wassenaar	1,409,618,139	28,458,928	38,034,086
Proposal Two – Ratification of Selection of Independent Registered Public Accounting Firm
The stockholders ratified the appointment by the Audit Committee of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2026. The results of such vote were:

For	Against	Abstain
1,474,729,686	1,298,407	80,560

Use of Forward-Looking Statements
This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the acquisition. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” or “can,” or the negative of these terms, where applicable, and similar expressions intended to identify forward-looking statements. These risks and uncertainties include, without limitation, risks and uncertainties related to the acquisition and the consummation of the acquisition. Additional risks and uncertainties that could cause actual outcomes to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our most recent filings with the Securities and Exchange Commission, including in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2025. Forward-looking statements speak only as of the date the statements are made and are based on information available to the Company at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. The Company assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 27, 2025

Rubrik, Inc.
By:	/s/ Kiran Choudary
Name:	Kiran Choudary
Title:	Chief Financial Officer